Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Actively Managed Exchange-Traded Fund Trust of our reports dated December 21, 2023, relating to the financial statements and financial highlights, which appear in each Fund’s (as listed in Appendix A) Annual Report on Form N-CSR for the year/period ended October 31, 2023. We also consent to the references to us under the headings “Fund Service Providers”, “Financial Highlights”, “Statement of Additional Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois

February 27, 2024

Appendix A

Fund Name

Invesco AAA CLO Floating Rate Note ETF (a)

Invesco Active U.S. Real Estate ETF

Invesco High Yield Bond Factor ETF

Invesco High Yield Select ETF (a)

Invesco Municipal Strategic Income ETF (a)

Invesco Real Assets ESG ETF

Invesco S&P 500® Downside Hedged ETF

Invesco Short Duration Bond ETF (a)

Invesco Total Return Bond ETF

Invesco Ultra Short Duration ETF

Invesco Variable Rate Investment Grade ETF

(a) For the period December 9, 2022 (commencement of investment operations) through October 31, 2023